UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2022

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OneSpan Inc. (the “Company”) has announced that Jorge Garcia Martell has been appointed as the Company’s Chief Financial Officer, effective September 6, 2022. Mr. Martell replaces Jan Kees van Gaalen, who concluded his role as the Company’s Interim Chief Financial Officer concurrently with Mr. Martell’s appointment.

Mr. Martell, age 44, joins the Company from Extreme Reach, Inc., an omnichannel creative logistics company for brand advertising, where he served as Chief Financial Officer and Treasurer from July 2016 to September 2022 and as Vice President of Finance, Corporate Controller, from April 2015 to July 2016. Prior to that, Martell was Director of Finance, Treasurer and Assistant Corporate Controller at Sapient Corporation, a publicly traded digital advertising and marketing company, from September 2012 to March 2015. Before his role at Sapient, Martell held leadership roles at ABM Industries, Inc., a provider of facilities management solutions, and at KPMG LLP, a public accounting firm, where he audited private and publicly traded companies in the U.S. and abroad. Mr. Martell holds a degree in Accounting and Finance from the Monterrey Institute of Technology.

Mr. Martell has entered into an employment agreement with the Company (the “Employment Agreement”) under which he will receive an initial annual base salary of $400,000 and be eligible to earn an annual cash bonus under the Company’s executive bonus program in effect from time to time, with a target bonus percentage of 65% of his base salary for the applicable year (the “Target Bonus Opportunity”). Mr. Martell’s annual bonus for 2022 will be under the terms of the Company’s 2022 Management Incentive Plan and will be prorated based upon his start date with the Company.

The Employment Agreement also provides that Mr. Martell will, on the first day of his employment with the Company (the “Grant Date”), receive the following equity awards under the Company’s 2019 Omnibus Incentive Plan: a sign-on grant for $250,000 in restricted stock units (“RSUs”) which will vest in equal-semi-annual installments over 4 years (the “Sign-On Grant”); a grant for $625,000 in RSUs which will vest in equal semi-annual installments over 3 years (the “Time-Based Grant”); and a performance-based RSU grant for a target amount of $625,000 in performance-based RSUs (“PSUs”). The PSUs will be earned based on the Company’s achievement against Company metrics for the fiscal year ending December 31, 2022 (the “Performance Period”) established by the Board or a committee of the Board, with any PSUs that are earned vesting on December 31, 2024. The number of shares subject to the each of these equity awards will be determined by dividing the value of the award shown above by the closing trading price of the Company’s common stock on the Grant Date.

The Employment Agreement has an initial term of two years and then automatically renews for successive one-year terms, unless either the Company or Mr. Martell provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-current term, or if it is terminated earlier in accordance with its terms.

If Mr. Martell’s employment is terminated by the Company without Cause, the Company elects not to renew his Employment Agreement, or he resigns his employment for Good Reason (in each case, a “Qualifying Termination”), he will be entitled to the following severance benefits: continued payment of his base salary for a period of 12 months; a prorated portion of his Target Bonus Opportunity based upon the portion of the year he was employed prior to termination, payable in full with his first installment of salary-based severance; and, subject to Mr. Martell’s election of COBRA continuation coverage, Company-paid COBRA premiums for up to 12 months. The terms “Change in Control”, “Cause”, and “Good Reason” have the meanings given to them in the Employment Agreement.

If a Qualifying Termination occurs contemporaneous with or within 18 months after a Change in Control (the “Change in Control Period”), Mr. Martell will receive the same severance benefits described above, except that (i) the installment payments of the salary-based severance will be accelerated and paid in a lump sum and (ii) instead of a prorated portion of his Target Bonus Opportunity, he will be paid an amount equal to his full Target Bonus Opportunity, also in a lump sum. In addition, any unvested RSUs under the Sign-On Grant and the Time-Based Grant will vest in full upon a Qualifying Termination during the Change in Control Period. With respect to the PSUs, if the Change in Control occurs before the end of the Performance Period, a prorated portion of the PSUs based on the number of days elapsed in the Performance Period through the date of the Change in Control will be deemed earned at the target level of achievement and will vest in full on the date of the Qualifying Termination. If the Change in Control occurs after the end of the Performance Period, any PSUs that are earned based upon actual Company performance will vest in full on the date of the Qualifying Termination.

In order to receive the severance benefits and equity acceleration described above, Mr. Martell must sign a general release in favor of the Company and its affiliates.

The Employment Agreement also includes customary confidentiality obligations as well as non-competition and non-solicitation covenants that will continue in effect for 12 months following a termination of employment.

The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, which the Company plans to file as an Exhibit to its Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	OneSpan Inc.

/s/ Lara Mataac
Lara Mataac
General Counsel